                                                                   EXHIBIT 3(a)

                            ARTICLES OF INCORPORATION

                                       OF

                          YOUTH SERVICES INTERNATIONAL, INC.



         FIRST: The undersigned, John P. Sarbanes, whose post office address is 1800 Mercantile Bank and Trust Building, 2 Hopkins Plaza, Baltimore, Maryland 21201, being over eighteen years of age and acting as incorporator, hereby forms a Corporation under the Maryland General Corporation Law.

         SECOND: The name of the corporation (which is hereinafter called the "Corporation") is:

                       YOUTH SERVICES INTERNATIONAL, INC.

         THIRD: The purposes for which the Corporation is formed are as follows:

                  (a) To manage and operate facilities that provide for the physical, mental, emotional and spiritual growth of adjudicated youth.

                  (b) To carry on any and all business, transactions and activities permitted by the Maryland General Corporation Law which may be deemed desirable by the Board of Directors of the Corporation, whether or not identical with or related to the business described in the foregoing paragraphs of this Article, as well as all activities and things necessary

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and incidental thereto, to the full extent empowered by such laws.

         FOURTH: The post office address of the principal office of the Corporation in this State is 4888 Butler Road, Glyndon, Maryland 21071. The resident agent of the Corporation in this State is William J. Hindman, whose Post office address is 4888 Butler Road, Glyndon, Maryland 21071. Said resident agent is a citizen of the State of Maryland, and actually resides therein.

         FIFTH: The total number of shares of stock of all classes which the Corporation has authority to issue is Ten Million (10,000,000) shares, of the par value of one cent ($0.01) each, all of which shares are of one class and are designated Common Stock. The aggregate par value of all shares having par value is One Hundred Thousand Dollars ($100,000,000).

         SIXTH: The Corporation shall have three (3) directors, which number may be increased or decreased, but to not less than the lesser of three (3) or the number of stockholders, pursuant to the By-Laws of the Corporation, and William
J. Hindman, Henry Felton and Joan Stephens, shall act as such until the first annual meeting or until their successors are duly chosen and qualified.

         SEVENTH: The following provisions are hereby adopted for the purpose of defining, limiting and regulating the powers of the Corporation and of the directors and stockholders:

                  (a) The Board of Directors of the Corporation is hereby empowered to authorize the issuance from time to time of


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shares of its stock of any class, whether now of hereafter authorized, and securities convertible into shares of its stock, of any class or classes, whether new or hereafter authorized, for such consideration as the Board of Directors may deem advisable.

                  (b) No contract or other transaction between this Corporation and any other corporation, partnership, individual or other entity and no act of this Corporation shall in any way be affected or invalidated by the fact that any of the directors of this Corporation are directors, principals, partners or officers of such other entity, or are pecuniarily or otherwise interested in such contract, transaction or act; provided that (i) the existence of such relationship or such interest shall be disclosed to the Board of Directors or to a committee of the Board of Directors if the matter involves a committee decision, and the contract, transaction or act shall be authorized, approved or ratified by a majority of disinterested directors on the Board or on such committee, as the case may be, even if the number of disinterested directors constitutes less than a quorum or (ii) the contract, transaction or act shall be authorized, ratified or approved in any other manner permitted by the Maryland General Corporation Law.

                  (c) The Corporation reserves the right to make, from time to time, any amendments of its charter which may now or hereafter be authorized by law, including any amendments

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which alter the contract rights of any class of outstanding stock as expressly set forth in the charter.

                  (d) The Board of Directors shall have the power to classify or reclassify any unissued stock, whether now or hereafter authorized, by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption of such stock.

                  (e) Notwithstanding any provision of law requiring any action to be taken or authorized by the affirmative vote of the holders of a greater proportion of the votes of all classes or of any class of stock of the Corporation, such action shall be effective and valid if taken or authorized by the affirmative vote of a majority of the total number of votes entitled to be cast thereon, except as otherwise provided in this charter.

                  (f) Unless otherwise provided by the Board of Directors, no holder of stock of any class shall be entitled to preemptive rights to subscribe for or purchase or receive any part of any new or additional issue of stock of any class of the Corporation or securities convertible into stock of any class of the Corporation.

                  (g) To the maximum extent that limitations on the liability of directors and officers are permitted by the Maryland General Corporation Law, as from time to time amended, no director or officer of the Corporation shall have any


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liability to the Corporation or its stockholders for money damages. This limitation on liability applies to events occurring at the time a person serves as a director or officer of the Corporation whether or not such person is a director or officer at the time of any proceeding in which liability is asserted. No amendment or repeal of this paragraph, or the adoption of any provision of the Corporation's Charter inconsistent with this paragraph, shall apply to or affect in any respect the liability of any director or officer of the Corporation with respect to any alleged act or omission which occurred prior to such amendment, repeal or adoption.

                  (h) To the maximum extent permitted by the Maryland General Corporation Law, as from time to time amended, the Corporation shall indemnify its currently acting and its former directors against any and all liabilities and expenses incurred in connection with their services in such capacities, shall indemnify its currently acting and its former officers to the full extent that indemnification shall be provided to directors, and may indemnify its employees and agents and persons who serve and have served, at its request as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture or other enterprise as may to determined by the Board of Directors. The Corporation shall, also to the same extent, advance expenses to its directors, officers and other persons, if any, and may by Bylaw, resolution or agreement make further provision for

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indemnification of directors, officers, employees and agents. No amendment or repeal of this paragraph, or the adoption of any provision of the Corporation's Charter inconsistent with this paragraph, shall apply to or affect in any respect the indemnification of any director or officer of the Corporation with respect to any alleged act or omission which occurred prior to such amendment, repeal or adoption.

         IN WITNESS WHEREOF, I have signed these Articles of Incorporation on the 16th day of January, 1991, and have acknowledged such Articles to be my act.

/s/ JESSICA COATES                        /s/ JOHN P. SARBANES
-----------------------------------       -----------------------------------
Witness                                   John P. Sarbanes, Incorporator

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                        AMENDED ARTICLES OF INCORPORATION

                                       OF

                      YOUTH SERVICES INTERNATIONAL, INC.



         FIRST: The undersigned, John P. Sarbanes, whose post office address is 1800 Mercantile Bank and Trust Building, 2 Hopkins Plaza, Baltimore, Maryland 21201, being over eighteen years of age and acting as incorporator, hereby forms a Corporation under the Maryland General Corporation Law.

         SECOND: The name of the corporation (which is hereinafter called the "Corporation") is:

                        YOUTH SERVICES INTERNATIONAL, INC.

         THIRD: The purposes for which the Corporation is formed are as follows:

                  (a) To manage and operate facilities that provide for the physical, mental, emotional and spiritual growth of adjudicated youth.

                  (b) To carry on any and all business, transactions and activities permitted by the Maryland General Corporation Law which may be deemed desirable by the Board of Directors of the Corporation, whether or not identical with or related to the business described in the foregoing paragraphs of this Article, as well as all activities and things necessary and incidental thereto, to the full extent empowered by such laws.


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         FOURTH: The post office address of the principal office of the
Corporation in this State is 4888 Butler Road, Glyndon, Maryland 21071. The resident agent of the Corporation in this State is W. James Hindman, whose post office address is 4888 Butler Road, Glyndon, Maryland 21071. Said resident agent is a citizen of the State of Maryland, and actually resides therein.

         FIFTH: The total number of shares of stock of all classes which the Corporation has authority to issue is Twenty Million (20,000,000) shares, of the par value of one cent ($0.01) each, all of which shares are of one class and are designated Common Stock. The aggregate par value of all shares having par value is Two Hundred Thousand Dollars ($200,000.00).

         SIXTH: The Corporation shall have three (3) directors, which number may be increased or decreased, but to not less than the lesser of three (3) or the number of stockholders, pursuant to the By-Laws of the Corporation, and W. James Hindman, Henry Felton and Joan Stephens, shall act as such until the first annual meeting or until their successors are duly chosen and qualified.

         SEVENTH: The following provisions are hereby adopted for the purpose of defining, limiting and regulating the powers of the Corporation and of the directors and stockholders:

                  (a) The Board of Directors of the Corporation is hereby empowered to authorize the issuance from time to time of


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shares of its stock of any class, whether now or hereafter authorized, and securities convertible into shares of its stock, of any class or classes, whether now or hereafter authorized, for such consideration as the Board of Directors may deem advisable.

                  (b) No contract or other transaction between this Corporation and any other corporation, partnership, individual or other entity and no act of this Corporation shall in any way be affected or invalidated by the fact that any of the directors of this Corporation are directors, principals, partners or officers of such other entity, or are pecuniarily or otherwise interested in such contract, transaction or act; provided that (i) the existence of such relationship or such interest shall be disclosed to the Board of Directors or to a committee of the Board of Directors if the matter involves a committee decision, and the contract, transaction or act shall be authorized, approved or ratified by a majority of disinterested directors on the Board or on such committee, as the case may be, even if the number of disinterested directors constitutes less than a quorum or (ii) the contract, transaction or act shall be authorized, ratified or approved in any other manner permitted by the Maryland General Corporation Law.

                  (c) The Corporation reserves the right to make, from time to time, any amendments of its charter which may now or hereafter be authorized by law, including any amendments


                                       -3-


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which alter the contract rights of any class of outstanding stock as expressly set forth in the charter.

                  (d) The Board of Directors shall have the power to classify or reclassify any unissued stock, whether now or hereafter authorized, by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption of such stock.

                  (e) Notwithstanding any provision of law requiring any action to be taken or authorized by the affirmative vote of the holders of a greater proportion of the votes of all classes or of any class of stock of the Corporation, such action shall be effective and valid if taken or authorized by the affirmative vote of a majority of the total number of votes entitled to be cast thereon, except as otherwise provided in this charter.

                  (f) Unless otherwise provided by the Board of Directors, no holder of stock of any class shall be entitled to preemptive rights to subscribe for or purchase or receive any part of any new or additional issue of stock of any class of the Corporation or securities convertible into stock of any class of the Corporation.

                  (g) To the maximum extent that limitations on the liability of directors and officers are permitted by the Maryland General Corporation Law, as from time to time amended, no director or officer of the Corpotation shall have any


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liability to the Corporation or its stockholders for money damages.  This limitation on liability applies to events occurring at the time a person serves as a director or officer of the Corporation whether or not such person is a director or officer at the time of any proceeding in which liability is asserted. No amendment or repeal of this paragraph, or the adoption of any provision of the Corporation's Charter inconsistent with this paragraph, shall apply to or affect in any respect the liability of any director or officer of the Corporation with respect to any alleged act or omission which occurred prior to such amendment, repeal or adoption.

                  (h) To the maximum extent permitted by the Maryland General Corporation Law, as from time to time amended, the Corporation shall indemnify its currently acting and its former directors against any and all liabilities and expenses incurred in connection with their services in such capacities, shall indemnify its currently acting and its former officers to the full extent that indemnification shall be provided to directors, and may indemnify its employees and agents and persons who serve and have served, at its request as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture or other enterprise as may be determined by the Board of Directors. The Corporation shall, also to the same extent, advance expenses to its directors, officers and other persons, if any, and may by Bylaw, resolution or agreement make further provision for


                                     -5-
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indemnification of directors, officers, employees and agents. No amendment or reneal of this paragraph, or the adoption of any provision of the Corporation's Charter inconsistent with this paragraph, shall apply to or affect in any respect the indemnification of any director or officer of the Corporation with respect to any alleged act or omission which occurred prior to such amendment, repeal or adoption.

         IN WITNESS WHEREOF, I have signed these Articles of Incorporation on the 12th day of June, 1991, and have acknowledged such Articles to be my act.

/s/ THOMAS J. BENNING                     /s/ JOHN P. SARBANES
-----------------------------------       -----------------------------------
Witness                                   John P. Sarbanes, Incorporator


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                            ARTICLES OF AMENDMENT
                                      OF
                      YOUTH SERVICES INTERNATIONAL, INC.

         Youth Services International, Inc., a Maryland corporation (the "Corporation"), certifies as follows:

         FIRST: The Articles of Incorporation of the Corporation are hereby amended by deleting Article FIFTH in its entirety and replacing it with the following:

              "FIFTH: The total number of shares of stock of all classes which the Corporation has authority to issue is seventy million (70,000,000) shares, of the par value of one cent ($0.01) each, all of which shares are of one class and are designated Common Stock. The aggregate par value of all shares of all classes of stock is seven hundred thousand dollars ($700,000)."

         SECOND: The total number of shares of stock of all classes that the Corporation had authority to issue immediately before the foregoing amendment was twenty million (20,000,000), of the par value of one cent ($0.01) each, all of which shares were of one class designated common stock. The aggregate par value of all shares of all classes of stock was two hundred thousand dollars ($200,000).

         THIRD: The total number of shares of stock of all classes that the Corporation has authority to issue after the foregoing amendment is seventy million (70,000,000), of the par value of one cent ($0.01) each, all of which shares are of one class designated common stock. The aggregate par value of all shares of all classes of stock is seven hundred thousand dollars ($700,000).

         FOURTH: This amendment was advised by the Board of Directors of the Corporation and was approved by the stockholders of the Corporation.

         IN WITNESS WHEREOF, the Corporation has caused these Articles of
Amendment to be signed in its name and on its behalf as of the        day
of        , 1996 by its Chief Executive Officer who acknowledges that these
Articles of Amendment are the act of the Corporation and that to the best of his knowledge, information and belief and under penalties for perjury, all matters and facts set forth in these Articles of Amendment are true in all material respects.

ATTEST:                                    YOUTH SERVICES INTERNATIONAL, INC.


                                           By:                          (SEAL)
----------------------------------            --------------------------
Kendel S. Ehrlich                             Timothy P. Cole
Secretary                                     Chief Executive Officer




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